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                                                                                                                         Exhibit 20d
Metris Receivables, Inc.                                             Metris Master Trust                              Monthly Report
Securityholders' Statement                                              Series 2001-2                                       Oct-2005

Section 5.2                                                  Class A         Class B       Excess Collateral               Total
(i) Security Amount                                     559,392,000.00    99,448,000.00      169,889,282.00          828,729,282.00
(ii) Security Principal Distributed                               0.00             0.00                0.00                    0.00
(iii) Security Interest Distributed                       2,148,065.28       449,062.97          478,083.56            3,075,211.80
      Security Interest Distributed based on
       $1,000 per Security                                   3.8400000        4.5155556           5.2444444              13.6000000
(iv) Principal Collections                               39,924,414.65     7,097,711.78       12,125,182.59           59,147,309.01
(v) Finance Charge Collections                           13,132,856.67     2,334,742.61        3,988,493.94           19,456,093.22
    Recoveries                                              463,407.16        82,383.94          140,738.35              686,529.45
    Principal Funding Account Investment Earnings                 0.00             0.00                0.00                    0.00
    Accumulation Period Reserve Account
      Investment Earnings                                         0.00             0.00                0.00                    0.00
     Total Finance Charge Collections                    13,596,263.83     2,417,126.55        4,129,232.29           20,142,622.67
                     Total Collections                   53,520,678.48     9,514,838.33       16,254,414.88           79,289,931.68
(vi) Aggregate Amount of Principal Receivables                      --               --                  --        5,449,941,497.51
     Invested Amount (End of Month)                     559,392,000.00    99,448,000.00      169,889,282.00          828,729,282.00
     Floating Allocation Percentage                         10.2641836%       1.8247535%          3.1172680%             15.2062051%
     Fixed/Floating Allocation Percentage                   10.2641836%       1.8247535%          3.1172680%             15.2062051%
     Invested Amount (Beginning of Month)               559,392,000.00    99,448,000.00      169,889,282.00          828,729,282.00
     Average Daily Invested Amount                                  --               --                  --          828,729,282.00
(vii) Receivable Delinquencies
       (As a % of Total Receivables)                                --               --                  --                      --
      Current                                                       --               --               87.18%       4,988,614,992.63
      30 Days to 59 Days
       (1 to 29 Days Contractually Delinquent)                      --               --                4.51%         258,161,638.31
      60 Days to 89 Days
       (30 to 59 Days Contractually Delinquent)                     --               --                2.40%         137,169,496.11
      90 Days and Over
       (60+ Days Contractually Delinquent)                          --               --                5.91%         338,472,674.21
                     Total Receivables                              --               --              100.00%       5,722,418,801.26
(viii) Aggregate Investor Default Amount                            --               --                  --           10,087,036.71
       As a % of Average Daily Invested Amount                      --               --                  --                      --
       (Annualized based on 365 days/year)                          --               --                  --                   14.33%
(ix) Charge-Offs                                                  0.00             0.00                0.00                    0.00
(x) Servicing Fee                                                   --               --                  --            1,407,704.53
(xi) Unreimbursed Redirected Principal Collections                  --               --                  --                    0.00
(xii) Excess Funding Account Balance                                --               --                  --                    0.00
(xiii) New Accounts Added                                           --               --                  --                 103,097
(xiv) Average Gross Portfolio Yield                                 --               --                  --                   28.62%
      Average Net Portfolio Yield                                   --               --                  --                   14.29%
(xv) Minimum Base Rate                                              --               --                  --                    6.61%
     Excess Spread                                                  --               --                  --                    7.67%
(xvi) Principal Funding Account Balance                             --               --                  --                    0.00
(xvii) Accumulation Shortfall                                       --               --                  --                    0.00
(xviii) Scheduled date for the commencement of
         the Accumulation Period                                    --               --                  --                Jan_2006
        Accumulation Period Length                                  --               --                  --                     N/A
(xix) Principal Funding Account Investment
       Proceeds Deposit                                             --               --                  --                    0.00
      Required Reserve Account Amount                               --               --                  --            4,195,440.00
      Available Reserve Account Amount                              --               --                  --                    0.00
      Covered Amount                                                --               --                  --                    0.00
(xx) Aggregate Interest Rate Caps Notional Amount                   --               --                  --           91,160,000.00
     Deposit to the Caps Proceeds Account                           --               --                  --                    0.00
(xxi) Net Excess Spread Trigger Event Occurrence                    --               --                  --                      No
      Invested Amount                                               --               --                  --          828,729,282.00
      Current One Month Excess Spread (%)                           --               --                  --                    7.67%
      Current Three Month Average Excess Spread (%)                 --               --                  --                    8.34%
      Note Reserve (%)                                              --               --                  --                    0.00%
      Note Reserve Maximum as of 11/17/05 ($)                       --               --                  --                       0
        Note Reserve A/C,  Beginning Balance, 10/01/05              --               --                  --                       0
        Current Month Deposits                                      --               --                  --                       0
        Current Month Releases                                      --               --                  --                       0
      Note Reserve Account, Ending Balance, 10/31/05                --               --                  --                       0

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